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Exhibit 99.2

                      MICROS SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               as of June 30, 2002

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
          ASSETS
          Current assets:
               Cash and cash equivalents                                   $66,638
               Accounts receivable, net of allowance for doubtful
                    accounts of $8,981                                      86,918
               Inventories                                                  31,211
               Deferred income taxes                                         7,008
               Prepaid expenses and other current assets                    12,756
                                                                            ------
                    Total current assets                                   204,531

          Property, plant and equipment, net                                21,467
          Deferred income taxes, non-current                                20,707
          Goodwill and intangible assets, net of accumulated
                    amortization of $28,025                                 32,055
          Purchased and internally developed software costs, net of
                    accumulated amortization of $18,248                     30,303
          Other assets                                                       3,767
                                                                             -----
          Total assets                                                    $312,830
                                                                          ========


          LIABILITIES AND SHAREHOLDERS' EQUITY
          Current liabilities:
               Bank lines of credit                                        $18,699
               Current portion of long-term debt                                 -
               Current portion of capital lease obligations                    147
               Accounts payable                                             25,955
               Accrued expenses and other current liabilities               34,554
               Income taxes payable                                          7,303
               Deferred income taxes                                           547
               Deferred service revenue                                     33,841
                                                                            ------
                    Total current liabilities                              121,046

          Long-term debt, net of current portion                                 -
          Capital lease obligations, net of current portion                    279
          Deferred income taxes, non-current                                 9,933
          Other non-current liabilities                                      1,232
          Commitments and contingencies
          Minority interests                                                 1,978

          Shareholders' equity:
               Common stock                                                    438
               Capital in excess of par                                     56,867
               Retained earnings                                           130,598
               Accumulated other comprehensive income                      (9,541)
                                                                           -------
                    Total shareholders' equity                             178,362
                                                                           -------

          Total liabilities and shareholders' equity                      $312,830
                                                                          ========
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